UNITED STATES
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AT&T TODAY

THURSDAY, MAY 19, 2005 – 1 p.m. EDT

AT&T STOCK WATCH (Wednesday’s close) *** T 19.00 +.25

AT&T ANNOUNCES ***
Uniden expands relationship with AT&T to ensure reliable customer connectivity

AT&T AND INDUSTRY NEWS ***
SBC provides update on merger approval process [Dow Jones]
SBC and AT&T say competitors relied on incorrect data [TR Daily]
Internet security increasingly starts at network level [The Wall Street Journal]
inChord values AT&T’s Internet telephony services [vnunet.com]
Cellphones lag in providing location to 911 operators [The Wall Street Journal]

ALSO OF NOTE ***
Chris Rooney hosts all-hands sales call from Toronto

AT&T ANNOUNCES *** UNIDEN EXPANDS RELATIONSHIP WITH AT&T TO ENSURE RELIABLE CUSTOMER CONNECTIVITY – Uniden America, a leading manufacturer of wireless consumer electronics, was a pioneer in the customer service arena 15 years ago when it took the bold step of labeling every product it ships with contact information for customer questions or concerns. In order to continue the company’s dedication to consumers, Uniden has turned to AT&T to help ensure customers always reach a service representative. Uniden has awarded AT&T a $3.1 million three-year contract to provide a secure, high-bandwidth networking solution to support its multi-channel contact center. The agreement renews and expands a longstanding relationship between the two companies. The AT&T voice and data networking solution provides Uniden the high-speed connectivity necessary to effectively handle critical customer touch points such as phone calls, e-mails and Web-based services 24 hours a day, seven days a week.

For the complete news release, go to the AT&T Newsroom at http://www.att.com/news/.

[AT&T TODAY publishes excerpts from selected news items to inform employees about AT&T in the news worldwide. Publication of a news clip is not an endorsement of its viewpoint or accuracy. All news sources are today’s date unless otherwise noted.]

AT&T AND INDUSTRY NEWS *** SBC PROVIDES UPDATE ON MERGER APPROVAL PROCESS — [Dow Jones, 5/18.] SBC issued a “progress report” on its $16 billion deal to acquire former parent company AT&T. The report, which was filed with the Securities and Exchange Commission, said that SBC has cleared regulatory hurdles to the merger in 10 of 24 states, and in the District of Columbia, where clearance for the tie-up is required. SBC also said it has received clearance in 12 other states where the company was required to offer notification of intent to merge with AT&T. SBC noted the regulatory hurdles the merger faces, underscored by “the sheer number of approvals” required for the AT&T acquisition to close. “The good news is, less than four months after the announcement, we’ve made significant progress, and we ex-

pect to close the merger by the end of the year or early next year,” SBC said. The deal is also subject to other regulatory approvals in the U.S. and abroad.

SBC AND AT&T SAY COMPETITORS RELIED ON INCORRECT DATA – [TR Daily, online, 5/18.] SBC and AT&T have told the FCC [Federal Communications Commission} that a May 10 ex parte presentation by a group of competitive local exchange carriers (CLECs) used “highly erroneous data” in arguing that the proposed merger of SBC and AT&T would have anticompetitive effects in retail and wholesale markets for network-based access services. In their filing yesterday, SBC and AT&T said the CLECs “woefully understate the number of CLEC buildings in SBC territory and in the MSAs [metropolitan statistical areas] on which these CLECs selectively focus, and grossly overstate the number of AT&T buildings in those areas.” The CLECs involved in the May 10 presentation were Eschelon Telecom, NuVox, TDS Metrocom, XO and Xspedius.

INTERNET SECURITY INCREASINGLY STARTS AT NETWORK LEVEL – [The Wall Street Journal, online.] The Internet can be a dangerous place, but one day soon it may feel quite a bit safer because of built-in protection. Makers of networking equipment as well as Internet service providers are starting to shore up the Internet’s basic infrastructure by adding more security functions to the network itself. Their moves are being driven by today’s worsening security threats to the Internet, but also by plans to shift more key services such as voice and video onto the attack-prone network. The steps could help reduce the security burden that now rests on companies and consumers by curtailing threats before they reach the Internet’s end users. Ed Amoroso, AT&T’s chief information-security officer, likens the current security approach to every corporate network operator “sitting on the porch with a shotgun,” when it would be better to have a “police force” run by carriers and other large network operators overseeing all Internet traffic. “The reality is that businesses that sell shoes or sell books or provide entertainment spend an inordinate amount of time fighting cyberwars. It’s absurd,” he says.

INCHORD VALUES AT&T’S INTERNET TELEPHONY SERVICES – [vnunet, online, 5/18.] Three years after [Tony Jerig, vice president of technology services for inChord] decided to combine voice and data network into a single infrastructure, [the company] successfully runs Cisco’s Internet protocol (IP) telephony within all but one of its facilities and boasts an annual cost savings of $360,239. And, it transmits voice over IP via AT&T’s IP virtual private network (VPN) service, with plans to use enhanced VPN (EVPN) to leverage AT&T’s managed services. At the time of the IP telephony deployment, inChord used MCI’s frame relay service, and began running voice on that network. Less than one year into the convergence project, however, inChord switched to AT&T’s IP-enabled frame relay. “We left MCI because we had problems with our network and there wasn’t a lot of thinking going on with the account team. That inspired us to try AT&T, and it was one of the best things we ever did,” Jerig says. [Following recent, rapid expansion, inChord is] gearing up for a move to AT&T’s EVPN service, which provides managed quality of service (QOS) over a multiprotocol label-switching (MPLS) core.

CELLPHONES LAG IN PROVIDING LOCATION TO 911 OPERATORS – [The Wall Street Journal, online.] A recent test of the system involving cellular calls found some unsettling results: In many instances, the information giving the 911 caller’s location either didn’t appear or was inaccurate. In fact, none of the major wireless carriers met federally required thresholds for pinpointing locations of the callers, New York Police Department officials say. The FCC ordered cellular companies almost 10 years ago to upgrade their networks for 911-location service. But the efforts have faltered due to a lack of centralized oversight, funding shortfalls and technological setbacks. Cellphone calls to 911 aren’t the only issue brought about by new technology. Another concern is the growing number of people who get home phone service over Internet connections. [Reuters, online.] The FCC [today] ordered Internet telephone carriers like Vonage to provide 911 emergency calling services to customers within 120 days of the agency issuing its decision. The FCC unanimously voted to require carriers to provide emergency call centers the location and telephone number of callers who dial 911 from Internet phones and ensure that callers reach emergency dispatchers instead of non-emergency lines. The decision will apply to the more than 1 million customers who use the service, known as voice over Internet protocol (VoIP), in a single location or multiple places.

OF INTEREST *** CHRIS ROONEY HOSTS ALL-HANDS SALES CALL FROM TORONTO – The skies might have been overcast in Toronto when Chris Rooney hosted his all-hands Sales call there this week, but the climate in the room was bright with the news of the team’s ongoing success in winning business customers. “And that’s in a market that remains very, very hard everywhere in the world,” Chris told the audience. “So this signifies a great performance by the whole team.” For more about what Chris told employees, go to InfoCenter.

YOUR TURN

QUOTE OF THE DAY – The only thing more difficult than following a regimen is not imposing it on others. Marcel Proust (1871 -1922), French author

RE: NEW ELDER-CARE TELEPHONE SUPPORT GROUPS FORMING (5/8) – I highly recommend for anyone who is caring for an older adult (either locally or remotely) to get involved with the Elder-Care Support groups. They were a wonderful resource that provided my family with valuable and timeless information, along with a lot of encouragement. The calls are available at different times of the day and evening. Thank you AT&T, the Communications Workers of America and the International Brotherhood of Electrical Workers for providing this free service to all employees. Pat Baugh, Alpharetta, Ga.

Additional Information

In connection with the proposed transaction, on April 20, 2005, SBC Communications Inc. (“SBC”) filed an amended registration statement (File no.: 333-123283), including a preliminary proxy statement of AT&T Corp., with the Securities and Exchange Commission (the “SEC”). Investors and AT&T shareholders are urged to read the registration statement, including the preliminary proxy statement, and other materials (including the definitive proxy statement) when they are available because they contain important information. Investors may obtain free copies of the registration statement and proxy statement, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC’s Investor Relations web site (http://www.sbc.com/investor_relations) or by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. AT&T Corp.’s filings may be accessed and downloaded for free at the AT&T Investor Relations Web Site (http://www.att.com/ir/sec) or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921.

SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC’s directors and executive officers is available in SBC’s proxy statement for its 2005 annual meeting of stockholders, dated March 11, 2005, and information regarding AT&T Corp.’s directors and executive officers is available in AT&T’s preliminary proxy statement included in the registration statement. Additional information regarding the interests of such potential participants will be included in the registration and definitive proxy statement and the other relevant documents filed with the SEC when they become available.

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AT&T TODAY is published by AT&T Public Relations. A proprietary publication for AT&T employees, it is not intended for use by external audiences. “Your Turn” section publishes employee letters/views on business issues. The editor reserves the right to select and edit letters for publication, considering only those consistent with Our Common Bond and fostering an inclusive work environment. Opinions expressed in letters do not necessarily reflect the views of AT&T management.